                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         AMPCO Pittsburgh Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                          [Logo of Ampco Pittsburgh]


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD TUESDAY, APRIL 28, 1998

To the Shareholders of
 Ampco-Pittsburgh Corporation

  Notice is hereby given that the Annual Meeting of the Shareholders of Ampco-Pittsburgh Corporation will be held in The Conference Room, 33rd Floor, USX Tower, Pittsburgh, Pennsylvania, on Tuesday, April 28, 1998 at 10:00 a.m., for the following purposes:

  1. To elect a class of two Directors for a term that expires in 2001.

  2. To transact such other business as may properly come before the meeting and any adjournment thereof.

  Shareholders of record on March 10, 1998 are entitled to notice of and to vote at the meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                                      Rose Hoover, Secretary

Pittsburgh, Pennsylvania
March 18, 1998

  ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT AND, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, IT IS REQUESTED THAT YOU PROMPTLY FILL IN, SIGN, AND RETURN THE ENCLOSED PROXY CARD.

                          [Logo of Ampco Pittsburgh]


                                PROXY STATEMENT
                                MARCH 18, 1998
                 ANNUAL MEETING OF SHAREHOLDERS APRIL 28, 1998

                            SOLICITATION OF PROXIES

  This Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of AMPCO-PITTSBURGH CORPORATION (the "Corporation") to be held on April 28, 1998. The first mailing of the proxy material to the shareholders is expected to be made on March 18, 1998.

  The accompanying proxy is solicited on behalf of the Board of Directors of the Corporation. In addition to the solicitation of proxies by use of the mails, proxies may be solicited by Directors and employees, in person or by telephone, and brokers and nominees may be requested to send proxy material to and obtain proxies from their principals. The Corporation will pay the costs incurred for those solicitations of proxies and will pay Kissel-Blake Inc., 110 Wall Street, New York, New York, a fee of $6,000, plus reimbursement of reasonable out-of-pocket expenses, for aid in the solicitation of proxies.

  Any shareholder has the power to revoke the proxy at any time prior to the voting thereof. Revocation of the proxy will not be effective until notice thereof has been given to the Secretary of the Corporation or until a duly executed proxy bearing a later date is presented.

                       VOTING SECURITIES AND RECORD DATE

  Only holders of record of Common Stock of the Corporation at the close of business on March 10, 1998, will be entitled to vote at the meeting. On that date, there were 9,577,621 shares of Common Stock outstanding. The holders of those shares are entitled to one vote per share. In the election of Directors, the shares may be voted cumulatively. Cumulative voting means that the number of shares owned by each shareholder may be multiplied by the number of Directors to be elected and that total voted for the nominees in any proportion. Shares that are not voted cumulatively are voted on a one vote per share basis for each nominee, except for those nominees, if any, for whom the shareholder is withholding authority to vote.

                                 REQUIRED VOTE

  Under Pennsylvania law and the Corporation's by-laws, the presence of a quorum is required to transact business at the 1998 Annual Meeting of Shareholders. A quorum is defined as the presence, either in person or by proxy, of a majority of the votes that all shareholders are entitled to cast at the meeting. Abstentions, votes withheld from director nominees, and broker-dealer non-votes will be counted for purposes of determining a quorum. Assuming the presence of a quorum, the two nominees for director receiving the highest number of votes will be elected directors.

                             ELECTION OF DIRECTORS

  A class of two Directors will be elected for a term of three years to fill the class of Directors whose term expires in 1998. Both nominees for election to the Board of Directors are currently Directors and Mr. Siddons was originally elected by the shareholders. Mr. Carroll was elected by the directors in 1996 to the class whose term expires in 1999. However, in order to make the number of directors in each class equal following the resignation of Mr. Keller, Mr. Carroll has been elected by the directors to the class whose term expires in 1998. Both of the nominees were nominated by the Board of Directors at its February 27, 1998 meeting and are willing to serve as Directors if elected. If at the time of the Annual Meeting either nominee should be unable or unwilling to stand for election, the proxies will be voted for the election of such person, if any, as may be selected by the Board of Directors to replace him.

  The Board of Directors has no nominating committee. Under the Corporation's By-laws, a shareholder may make nominations for Directors, but only in the period that is not less than sixty (60) or more than ninety (90) days in advance of the anniversary date of the previous year's annual meeting.

  Proxies in the enclosed form will be voted, unless otherwise directed, for the following nominees:

NOMINEES FOR DIRECTORS FOR A TERM OF OFFICE EXPIRING IN 2001:

Ernest G. Siddons (age 64, Director since 1981). He has been Executive Vice President and Chief Operating Officer of the Corporation since September 20, 1994. For more than five years before 1994, he was Senior Vice President Finance and Treasurer of the Corporation. From September, 1996 to December 1997, he was President of Union Electric Steel Corporation, a subsidiary of the Corporation.

Leonard M. Carroll (age 55, Director since 1996). He has been Managing Director of Seneca Capital Management, Inc. (a private investment company) since June, 1996. For more than five years before 1996, he was President and Chief Operating Officer and a director of Integra Financial Corporation (a bank holding company). He is also a director of Quaker State Corporation.

DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 1999:

Louis Berkman (age 89, Director since 1960). He has been Chairman of the Board of the Corporation since September 20, 1994. He is also Chairman of the Executive Committee of the Corporation and has been for more than five years. He is also President and a director of The Louis Berkman Company (steel products, fabricated metal products, building and industrial supplies).

Carl H. Pforzheimer, III (age 61, Director since 1982). For more than five years he has been Managing Partner of Carl H. Pforzheimer & Co. (member of the New York and American Stock Exchanges).

DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 2000:

William D. Eberle (age 74, Director since 1982). He is a private investor and consultant and is Chairman of Manchester Associates, Ltd. He is also a director of Mitchell Energy & Development Co., America Service Group, Barry's Jewelers, Inc., Showscan Entertainment, Inc., Sirrom Capital Corporation and FAC Realty Trust.

Robert A. Paul (age 60, Director since 1970). He has been President and Chief Executive Officer of the Corporation since September 20, 1994. For more than five years before 1994, he was President and Chief Operating Officer of the Corporation. He is also an officer and director of The Louis Berkman Company and a director of National City Corporation.

  The Board of Directors held six meetings in 1997. The Executive Committee of the Board of Directors held four meetings in 1997 and took action twice by written consent. The Executive Committee is comprised of four Directors: Louis Berkman, Robert A. Paul, Ernest G. Siddons and Alvin G. Keller. The Salary Committee is comprised of William D. Eberle, Chairman, Louis Berkman and Alvin
G. Keller. Effective April 28, 1998, Mr. Carroll will replace Mr. Keller on both the Executive and Salary Committees because Mr. Keller will not stand for re-election at the Annual Meeting. The Salary Committee met twice in 1997. In 1997 all of the

Directors attended more than 75% of the applicable meetings. For the first four months of 1997, each Director who was not employed by the Corporation received $2,000 for each Board meeting attended and $500 for each Committee meeting attended. Directors received one-half of those amounts if not in attendance or if participation was by telephonic connection. Effective April 1, 1997, each Director who is not employed by the Corporation receives an annual retainer of $6,000 (payable quarterly), $1,000 for each Board meeting attended and $500 for each committee meeting attended. Attendance can be either in person or by telephonic connection. Directors do not receive a fee for either Board or Committee meetings if they do not attend.

  Louis Berkman is the father-in-law of Robert A. Paul. There are no other family relationships among the Directors and Officers.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT INCLUDING
                                   NOMINEES

  As of March 10, 1998, Louis Berkman owned directly 213,888 shares (2.23%) of the Common Stock of the Corporation. As of the same date, The Louis Berkman Company, P.O. Box 576, Steubenville, Ohio, 43952, owned beneficially and of record 2,126,089 shares (22.2%) of the Common Stock of the Corporation. Louis Berkman, an officer and director of The Louis Berkman Company, owns directly 62.90% of its common stock. Robert A. Paul, an officer and director of The Louis Berkman Company, disclaims beneficial ownership of the 18.93% of its common stock owned by his wife. Louis Berkman and Robert A. Paul are trustees of The Louis and Sandra Berkman Foundation and disclaim beneficial ownership of the 1,266 shares of the Corporation's Common Stock held by such Foundation.

  The Corporation has received Schedules 13G filed with the Securities and Exchange Commission disclosing that as of December 31, 1997 Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401 owned 634,800 shares or 6.63% (all of which shares are held in portfolios of various investment vehicles for qualified employee benefit plans of which Dimensional Fund Advisors serves as investment manager); and that Norwest Corporation, Sixth & Marquette, Minneapolis, MN 55479, owned 945,649 shares or 9.9% in various fiduciary and agency capacities and including 664,200 shares or 6.93% held for ATTIMO Long Term Investment Trust. On February 3, 1998, Gabelli Funds, Inc. and affiliates, Corporate Center, Rye, NY 10580, filed an amendment to its Schedule 13D showing they owned 1,796,200 shares or 18.75%.

  The following table sets forth as of March 10, 1998 information concerning the beneficial ownership of the Corporation's Common Stock by the Directors and Named Executive Officers and all Directors and Executive Officers of the Corporation as a group:

       NAME OF                           AMOUNT AND NATURE OF                PERCENT
   BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP                OF CLASS
   ----------------                      --------------------                --------
Louis Berkman                                 2,341,243(1)(2)                  24.4
Robert A. Paul                                   57,922(2)(3)                    .6
Alvin G. Keller**                                 9,753(4)                       .1
Carl H. Pforzheimer, III                          2,733(5)                        *
Ernest G. Siddons (N)                             1,833(6)                        *
Leonard M. Carroll (N)                            1,000                           *
William D. Eberle                                   200                           *
Robert F. Schultz                                   200(6)                        *
Directors and Executive Officers
 as a group (10 persons)                      2,413,618(7)                     25.2

--------
(N) Nominee for Director

*less than .1%

**Mr. Keller will not seek re-election as a Director at the upcoming Annual Meeting.

(1) Includes 213,888 shares owned directly, 2,126,089 shares owned by The Louis Berkman Company and 1,266 shares held by The Louis and Sandra Berkman Foundation, of which Louis Berkman and Robert A. Paul are Trustees, in which shares Mr. Berkman disclaims beneficial ownership.

(2) The Louis Berkman Company owns beneficially and of record 2,126,089 shares of the Corporation's Common Stock (22.2%). Louis Berkman is an officer and director of The Louis Berkman Company and owns directly 62.90% of its common shares. Robert A. Paul, an officer and director of The Louis Berkman Company, disclaims beneficial ownership of the 18.93% of its common stock owned by his wife. The number of shares shown in the table for Robert A. Paul does not include any shares held by The Louis Berkman Company.

(3) Includes 42,889 shares owned directly and the following shares in which he disclaims beneficial ownership: 13,767 shares owned by his wife and 1,266 shares held by The Louis and Sandra Berkman Foundation, of which Robert A. Paul and Louis Berkman are Trustees.

(4) Includes 5,333 shares owned directly, 3,000 shares owned jointly with his wife, and 1,420 shares owned by his wife, in which shares he disclaims beneficial ownership.

(5) Includes 1,000 shares owned directly, 1,600 shares held by a trust of which he is a trustee and principal beneficiary, and 133 shares held by his daughter, in which shares he disclaims beneficial ownership.

(6) The shares are owned jointly with his wife.

(7) Excludes double counting of shares deemed to be beneficially owned by more than one Director.

Unless otherwise indicated the individuals named have sole investment and voting power.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain information as to the total remuneration received for the past three years by the four most highly compensated executive officers of the Corporation, including the Chief Executive Officer (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                           ANNUAL COMPENSATION
--------------------------------------------------------------------------------
            (A)                 (B)       (C)          (D)            (I)
                                                                   ALL OTHER
                                YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)
  NAME AND PRINCIPAL POSITION   ----   ----------   ---------   ----------------
Louis Berkman                   1997    308,750      94,500
 Chairman of the Board and      1996    290,000      67,000
 Executive Committee            1995    250,000      42,500
Robert A. Paul                  1997    308,750      94,500
 President and Chief            1996    290,000      67,000
 Executive Officer              1995    250,000      42,500
Ernest G. Siddons               1997    276,875      84,750          7,172(1)
 Executive Vice President       1996    260,000      60,000          5,520(1)
 and Chief Operating
 Officer                        1995    225,000      38,250          5,064(1)
Robert F. Schultz               1997    134,500      18,500
 Vice President                 1996    130,875      16,500
 Industrial Relations           1995    127,500      12,500
 and Senior Counsel

--------
(1) Value of the term portion of a split dollar life insurance policy. The Corporation remains entitled to the cash surrender value of such policy.

  The Corporation has a tax qualified retirement plan (the "Plan") applicable to the Executive Officers, to which the Corporation makes annual contributions, as required, in amounts determined by the Plan's actuaries. The Plan does not have an offset for Social Security and is fully paid for by the Corporation. Under the Plan, employees become fully vested after five years of participation and normal retirement age under the Plan is age 65 but actuarially reduced benefits may be available as early as age 55. The benefit formula is 1.1% of the highest consecutive five year average earnings in the final ten years, times years of service. Federal law requires that 5% owners start receiving a pension no later than April 1 following the calendar year in which the age 70 1/2 is reached. Louis Berkman is currently receiving $4,435 a month pursuant to the Plan. As an active employee, Mr. Berkman continues to receive credit for additional service rendered after age 70 1/2.

  The Corporation adopted a Supplemental Executive Retirement Plan (SERP) in 1988, amended and restated in 1996, for all officers listed in the compensation table, except Louis Berkman, and certain key employees, covering retirement after completion of ten years of service and attainment of age 55. The combined retirement benefit at age 65 provided by the Plan and the SERP is 50% of the highest consecutive five year average earnings in the final ten years of service. The participants are eligible for reduced benefits for early retirement at age 55. A benefit equal to 50% of the benefit otherwise payable at age 65 is paid to the surviving spouse of any participant, who has had at least five years of service, commencing on the later of the month following the participant's death or the month the participant would have reached age
55. In addition, there is an offset for pensions from other companies. Certain provisions, applicable if there is a change of control, are discussed below under Termination of Employment and Change of Control Arrangement.

  The following shows the estimated annual pension under the Plan and SERP that would be payable, without offset, to the individuals named in the compensation table assuming continued employment to retirement at age 65, but no change in the level of compensation shown in such table:

       Louis Berkman                                                     (1)
       Robert A. Paul                                                 $201,625
       Ernest G. Siddons                                              $163,500
       Robert F. Schultz                                               $76,500

--------
(1) Mr. Berkman is currently receiving a pension pursuant to the Plan as described above.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

  The Chairman, President, and Executive Vice President have two year contracts (which automatically renew for one year periods unless the Corporation chooses not to extend) providing for compensation equal to five times their annual compensation (with a provision to gross up to cover the cost of any federal excise tax on the benefits) in the event their employment is terminated (including a voluntary departure for good cause) and the right to equivalent office space and secretarial help for a period of one year after a change in control. The remaining officer named in the compensation table and a certain key employee have two year contracts providing for three times their annual compensation in the event their employment is terminated after a change in control (including a voluntary departure for good cause). In addition, each of the Vice President Finance and Corporate Secretary have two year contracts providing for two times their annual compensation in the event their employment is terminated after a change in control (including a voluntary departure for good cause). All of the contracts provide for the continuation of employee benefits, for three years for the three senior executives and two years for the others, and the right to purchase the leased car used by the covered individual at the Corporation's then book value. The same provisions concerning change in control that apply to the contracts apply to the SERP and vest the right to that pension arrangement. A change of control triggers the right to a lump sum payment equal to the present value of the vested benefit under the SERP if applicable.

SALARY COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
DECISIONS

  A Salary Committee is appointed each year by the Board of Directors. Committee members abstain from voting on matters which involve their own compensation arrangements. The Salary Committee for the year 1997 was comprised of three Directors: William D. Eberle, Chairman, Louis Berkman and Alvin G. Keller.

  Louis Berkman is Chairman of the Board of Directors and Chairman of the Executive Committee. He is also the President and a director of The Louis Berkman Company. The Corporation's President and Chief Executive Officer, Robert A. Paul, is also an officer and director of The Louis Berkman Company.

  The Louis Berkman Company and William D. Eberle had certain transactions with the Corporation, which are more fully described under "Certain Relationships and Related Transactions."

SALARY COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Salary Committee approves salaries for executive officers within a range from $150,000 up to $200,000 and increases in the salary of any executive officers which would result in such officer earning a salary within such range. Salaries of $200,000 per year and above must be approved by the Board of Directors after a recommendation by the Salary Committee. Salaries for executive officers below the level of $150,000 are set by the Chairman, President and Executive Vice President of the Corporation.

  The compensation of the Chief Executive Officer of the Corporation, as well as the other applicable executive officers, is based on an analysis conducted by the Salary Committee. The Committee does not specifically link remuneration solely to quantitative measures of performance because of the cyclical nature of the industries and markets served by the Corporation. In setting compensation, the Committee also considers various qualitative factors, including competitive compensation arrangements of other companies within relevant industries, individual contributions, leadership ability and an executive officer's overall performance. In this way, it is believed that the Corporation will attract and retain quality management, thereby benefiting the long-term interest of shareholders.

  In early 1997, the Salary Committee reviewed and approved salary increases and an incentive program for 1997 covering Louis Berkman, Robert A. Paul and Ernest G. Siddons ("participants"). Incentive payments were to be determined by formula, based exclusively on the Corporation's 1997 income from operations performance as compared to the Corporation's business plan. These payments were to be limited to 30% of base salary of participants. In 1997 the Corporation exceeded the business plan and as a result the participants earned incentives of $94,500, $94,500 and $84,750, respectively.

  This report of the Salary Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this report and the information contained herein by reference, and shall not otherwise be deemed filed under such Acts.

                         Louis Berkman
                         William D. Eberle
                         Alvin G. Keller

                      Comparative Five-Year Total Returns*
    Ampco-Pittsburgh Corporation, Standard & Poors 500 and Value Line Steel
                               (Integrated) Index
                     (Performance results through 12/31/97)



                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
   AMONG AMPCO PITTSBURGH CORP., S&P 500 INDEX AND STEEL (INTEGRATED) INDEX

                             AMPCO                                  STEEL
Measurement period           PITTSBURGH          S&P 500            (INTEGRATED)
(Fiscal year Covered)        CORP.               INDEX              INDEX
---------------------        ----------          -------            ------------
Measurement PT -
12/31/92                     $100                $100               $100
FYE 12/31/93                 $80.99              $110.09            $158.51
FYE 12/31/94                 $113.68             $111.85            $166.03
FYE 12/31/95                 $125.09             $153.80            $158.55
FYE 12/31/96                 $141.50             $189.56            $164.79
FYE 12/31/97                 $236.59             $252.82            $174.55


Assumes $100 invested at the close of trading on the last trading day preceding January 1, 1993 in Ampco-Pittsburgh common stock, S&P 500, and Peer Group. *Cumulative total return assumes reinvestment of dividends.

  In the above graph, the Corporation has used Value Line's Metals: Steel, Integrated Industry for its peer comparison. The diversity of products produced by subsidiaries of the Corporation made it difficult to match to any one product-based peer group. The Steel Industry was chosen because it is impacted by some of the same end markets that the Corporation ultimately serves, such as the automotive, appliance and construction industries.

  Historical stock price performance shown on the above graph is not necessarily indicative of future price performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In 1997 the Corporation bought industrial supplies from The Louis Berkman Company in transactions in the ordinary course of business amounting to approximately $1,440,000. Additionally, The Louis Berkman Company paid the Corporation $160,000 for certain administrative services. Louis Berkman and Robert A. Paul are officers and directors, and Louis Berkman is a shareholder, in that company. These transactions and services were at prices generally available from outside sources. Transactions between the parties will take place in 1998.

  In 1989, certain subsidiaries of the Corporation and Tertiary, Inc., a corporation owned by the children of William Eberle, formed three 50/50 partnerships, to manage, develop and operate hotel properties and a subsidiary of the Corporation also invested as a limited partner in one of the operating partnerships. In 1992, Tertiary purchased the Corporation's interest in two of the 50/50 partnerships. In 1997, Tertiary purchased the Corporation's remaining interest in the hotel partnerships by paying the Corporation $1,000,000 plus all principal and accrued interest due as of the Closing date under outstanding Promissory Notes.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  At the February 27, 1998 meeting of the Board of Directors and upon the recommendation of the Audit Committee, Price Waterhouse LLP was selected as the Corporation's independent accountants for the year 1998. Representatives of that firm will be in attendance at the Annual Meeting and will have the opportunity to make a statement if they wish to do so and will respond to appropriate questions.

  The Audit Committee held two meetings in 1997 and was comprised of four
Directors: Carl H. Pforzheimer, III (Chairman), William D. Eberle, Alvin G. Keller and Leonard M. Carroll. None of the Committee members is now, or has within the past five years been, an employee of the Corporation. The Audit Committee reviews the Corporation's accounting and reporting practices, including internal control procedures, and maintains a direct line of communication with the Directors and the independent accountants.

                        SHAREHOLDER PROPOSALS FOR 1999

  Any shareholder who wishes to place a proposal before the next Annual Meeting of Shareholders must submit the proposal to the Corporation's Secretary, at its executive offices, no later than November 18, 1998 to have it considered for inclusion in the proxy statement for the Annual Meeting in 1999.

                                 OTHER MATTERS

  The Board of Directors does not know of any other business that will be presented for action at the Meeting. Should any other matter come before the Meeting, however, action may be taken thereon pursuant to proxies in the form enclosed unless discretionary authority is withheld.

                               ampco pittsburgh
                               ----------------
-PROXY-                                                                  -PROXY-


          This Proxy is Solicited on Behalf of the Board of Directors

    THE UNDERSIGNED hereby appoints Louis Berkman, Robert A. Paul and Ernest G. Siddons as proxies with full power of substitution, to vote as specified below the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of AMPCO-PITTSBURGH CORPORATION, to be held in The Conference Room, 33rd Floor, USX Tower, Pittsburgh, PA, on Tuesday, April 28, 1998, at 10:00 a.m., and any adjournments thereof and to vote in their discretion on such other matters as may properly come before the meeting.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 (OR, IN THE DISCRETION OF THE PROXIES, THE SHARES MAY BE VOTED CUMULATIVELY).

PLEASE SIGN ON REVERSE SIDE and mail in the enclosed, postage prepaid envelope.



                             FOLD AND DETACH HERE

                                                                Please mark
                                                               your vote as  [X]
                                                               indicated in
                                                               this example

1. ELECTION OF DIRECTORS:

          FOR           WITHHOLD
       (except as       authority
       directed)       to vote for
          [_]              [_]

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line below the names of the nominees for Directors.)

The election of Ernest G. Siddons and Leonard M. Carroll for a term expiring in 2001.


________________________________________________________________________________


             All proxies heretofore given or executed with respect to the shares of stock represented by this proxy are by the filing of this proxy, expressly revoked.


                            PLEASE DO NOT FOLD, STAPLE OR DAMAGE.




Signature(s)____________________ Signature(s)____________________ Date__________

NOTE: Signature should conform exactly to name as stenciled hereon. Executors, administrators, guardians, trustees, attorneys and officers signing for a corporation should give full title. For joint accounts, each owner must sign.



                             FOLD AND DETACH HERE